Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the following registration statements on Forms S-3, S-4 and S-8 of IKON Office Solutions, Inc. of our report dated December 8, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

REGISTRATION NUMBER	FILING DATE	DESCRIPTION

2-66880	March 10, 1980	IKON Office Solutions, Inc. 1980 Deferred Compensation Plan

2-75296	December 11, 1982	IKON Office Solutions, Inc. 1982 Deferred Compensation Plan

33-00120	September 6, 1985	IKON Office Solutions, Inc. 1985 Deferred Compensation Plan

33-26732	January 27, 1989	IKON Office Solutions, Inc. Non Employee Directors’ Stock Option Plan (formerly 1989 Directors’ Stock Option Plan)

33-36745	September 10, 1990	IKON Office Solutions, Inc. 1991 Deferred Compensation Plan

33-38193	December 10, 1990	IKON Office Solutions, Inc. 1986 Stock Option Plan

33-54781	July 28, 1994	IKON Office Solutions, Inc. Stock Award Plan

33-56469	November 15, 1994	IKON Office Solutions, Inc. 1995 Stock Option Plan

33-56471	November 15, 1994	IKON Office Solutions, Inc. Long Term Incentive Compensation Plan

33-64177	November 14, 1995	IKON Office Solutions, Inc. $750,000,000 Debt Securities, Preferred Stock of Common Stock

333-24931	April 10, 1997	IKON Office Solutions, Inc. 10,000,000 Shares of Common Stock

333-47783	March 11, 1998	IKON Office Solutions, Inc. Stock Award Plan

333-40108	June 26, 2000	IKON Office Solutions, Inc. 2000 Non-Employee Directors’ Compensation Plan

333-40108	June 26, 2000	IKON Office Solutions, Inc. 2000 Executive Incentive Plan

333-40108	June 26, 2000	IKON Office Solutions, Inc. 2000 Employee Stock Option Plan

33-55096	June 26, 2000	1993 Stock Option Plan for Non-Employee Directors

333-51134	December 1, 2000	IKON Office Solutions, Inc. Retirement Savings Plan

333-69638	September 19, 2001	IKON Office Solutions, Inc. 2000 Employee Stock Option Plan

333-69648	September 19, 2001	IKON Office Solutions, Inc. Retirement Savings Plan

333-97475	September 16, 2003	IKON Office Solutions, Inc. $300,000,000 5% Convertible Subordinated Notes due 2007

333-99355	September 10, 2002	IKON Office Solutions, Inc. Retirement Savings Plan

333-108666	September 10, 2003	IKON Office Solutions, Inc. 2003 Non-Employee Directors’ Compensation Plan, and 2003 Employee Equity Incentive Plan

333-114431	April 13, 2004	IKON Office Solutions Retirement Savings Plan

PricewaterhouseCoopers LLP

Philadelphia, PA

December 10, 2004